UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020 (November 18, 2020)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York 10036
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market
1.75% Senior Notes due 2023	NDAQ23	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On November 18, 2020, Nasdaq, Inc. (“Nasdaq”) entered into a share purchase agreement (the “Purchase Agreement”) with Osprey Acquisition Corporation, a wholly owned subsidiary of Nasdaq (“Buyer”), Verafin Holdings Inc. (“Verafin”), certain shareholders of Verafin (the “Sellers”), and Shareholder Representative Services LLC, solely in its capacity as the representative of the Sellers.

Pursuant to the Purchase Agreement, Buyer shall purchase and acquire from the Sellers all of the outstanding common shares of Verafin for an aggregate purchase price of $2.75 billion (the “Acquisition”). The purchase price shall be adjusted upwards for any cash held by Verafin at the closing, downwards for any outstanding debt and unpaid transaction expenses of Verafin at the closing, and upwards or downwards based on the level of net working capital at closing relative to a target level of net working capital. All Verafin options that are issued and outstanding will be accelerated immediately prior to the closing and holders thereof will be entitled to surrender their options in exchange for the right to receive an amount by which the per share consideration exceeds the exercise price of the options; any such payment for options will be paid out of the aggregate purchase price.

The closing of the Acquisition is subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, including (i) receipt of approval under the Investment Canada Act and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) there being no law or order prohibiting the Acquisition, (iii) the accuracy of each party’s representations and warranties, generally subject to materiality and material adverse effect qualifications, (iv) each party’s compliance, in all material respects, with their respective covenants and agreements, and (v) in the case of Nasdaq’s obligation to close, the completion of certain pre-closing reorganization steps by Verafin.

Subject to certain limited exceptions, certain Sellers of Verafin shall be prohibited from (i) engaging in specified competing business for five years following the closing and (ii) soliciting or hiring certain employees of Verafin or Nasdaq or any of their subsidiaries for three years following the closing.

The Purchase Agreement contains customary representations, warranties and covenants relating to the operation of Verafin’s business and certain activities of the Sellers prior to the closing, as well as covenants to use efforts to obtain the requisite regulatory approvals. The representations and warranties in the Purchase Agreement will not survive the closing, and the Company has arranged a representation and warranty insurance policy.

The Purchase Agreement may be terminated under the following circumstances: (i) by the mutual consent of Nasdaq, Verafin and the Sellers, (ii) by either Nasdaq or Verafin, if the Acquisition has not closed within nine months following the date of the Purchase Agreement, which deadline may be extended twice for up to thirty days in each case if all closing conditions other than the receipt of required regulatory approvals for the Acquisition have been obtained, (iii) by either Nasdaq or Verafin, if the other party breaches its representations or fails to perform its covenants such that the conditions to closing fail to be satisfied (subject to a cure period), and (iv) by either Nasdaq or Verafin, if there is a final and nonappealable order prohibiting the closing of the Acquisition.

Item 7.01.	Regulation FD Disclosure

On November 19, 2020, Nasdaq posted a presentation relating to the Acquisition on the investor relations section of its website at http://ir.nasdaq.com/. The presentation includes information not previously made publicly available and will be used in connection with meetings with investors, analysts and other parties from time to time and for general marketing purposes.

The information set forth under this Item 7.01 Regulation FD Disclosure is intended to be furnished pursuant to Item 7.01. Such information shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any of Nasdaq’s filings under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Escrow and Management Incentive Agreement

On November 18, 2020, concurrently with its entry into the Purchase Agreement, Nasdaq entered into an escrow and management incentive agreement with Buyer, Verafin, and certain senior employees of Verafin pursuant to which:

•

each such employee has agreed to place in escrow, at the closing of the Acquisition, fifteen percent of the after-tax consideration received by such employees in the Acquisition, with such amount to be released to the employee in equal installments on the first three anniversaries of the closing of the Acquisition if such employee continues to be employed with Verafin or its subsidiaries (unless certain acceleration or vesting events occur as set forth in the agreement), and

•

Buyer will establish a cash management incentive plan pursuant to which each such employee shall have an opportunity to receive a grant that would entitle such employee to a portion of the increase in the valuation of Verafin (based on a predetermined formula) above the price paid in the Acquisition if such employee continues to be employed with Verafin or its subsidiaries at the third anniversary of the closing of the Acquisition (unless certain acceleration or vesting events occur as set forth in the agreement).

Bridge Facility Commitment Letter

In connection with the Purchase Agreement, Nasdaq entered into a commitment letter, dated November 18, 2020, among Nasdaq, JPMorgan Chase Bank, N.A. (“JPMCB”), Bank of America, N.A. (“Bank of America”), BofA Securities, Inc. (together with its designated affiliates, “BofA Securities”), Goldman Sachs Bank USA (“GS Bank”) and Morgan Stanley Bank, N.A. (“Morgan Stanley”, and together with JPMCB, Bank of America, BofA Securities and GS Bank, the “Commitment Parties”), pursuant to which certain of the Commitment Parties have agreed to provide, subject to the satisfaction of customary closing conditions, up to $2.5 billion of senior bridge term loans for the purpose of financing all or a portion of the consideration payable by Nasdaq pursuant to the Purchase Agreement.

Press Release

On November 19, 2020, Nasdaq issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Nasdaq, Inc. Press Release, dated November 19, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2020	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer